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                                                                Exhibit 23.3






Global Imaging Systems, Inc.


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 8, 1998 with respect to the financial statements of Southern Business Communications Group included in the Registration Statement (Form S-1 File Number 333-48103), any Registration Statement relating to such Registration statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.



/s/ Smith & Howard, P.C.
    SMITH & HOWARD, P.C.
    ATLANTA, GEORGIA
    MAY 5, 1998